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                                                                   Exhibit 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-70613) of Rocky Mountain Internet, Inc. and in the related prospectus of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule as of and for the year ended December 31, 1998 of Rocky Mountain Internet, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                      /s/ ERNST & YOUNG LLP

Denver, Colorado
March 30, 1999